               CONSOLIDATED CIGAR HOLDINGS INC. AND SUBSIDIARIES
          Disclosure of Earnings per share: Complex Capital Structure
              For The Years Ended December 31, 1994, 1995 and 1996


                                                  1994          1995          1996
                                              ------------  ------------  ------------
PRIMARY

Weighted average common
  shares outstanding                            24,600,000    24,600,000    26,890,574

Net effect of dilutive
  stock options - based on the modified
  treasury stock method for 1996
                                              ------------  ------------  ------------
                                                24,600,000    24,600,000    26,890,574
                                              ============  ============  ============
New income                                    $      7,684  $     13,930  $     29,795
                                              ============  ============  ============
Net income per share                          $       0.31  $       0.57  $       1.11
                                              ============  ============  ============


FULLY DILUTED

Weighted average common
  sahres outstanding                                                        26,890,574

Net effect of dilutive
  stock options - based on the modified
  treasury stock method for 1996                                               153,919
                                                                          ------------
                                                                            27,044,493
                                                                          ============
Net income                                                                $     29,795
                                                                          ============
Net income per share                                                      $       1.10
                                                                          ============

Note: Fully diluted earnings per common share were the same as primary earnings per common share and are not presented for 1994 and 1995.